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                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements: (1) Form S-8 No. 333-56987 pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan, (2) Form S-8 No. 333-42838 pertaining to the 1997 Long-Term Equity Incentive Plan, (3) Form S-3 No. 333-54192 pertaining to the registration of $150,000,000 of convertible subordinated notes due 2005 and the registration of 3,781,440 shares of common stock and (4) Form S-3 No. 333-75646 pertaining to the registration of $172,500,000 of convertible subordinated notes due 2008 and the registration of 4,151,178 shares of common stock, of Province Healthcare Company of our report dated February 21, 2002, except for Note 15, as to which the date is March 18, 2002, with respect to the consolidated financial statements and schedule of Province Healthcare Company included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                       /s/ Ernst & Young LLP

Nashville, Tennessee
March 25, 2002